Artisan Partners Asset Management Inc. Reports March 2017 Assets Under Management
Milwaukee, WI - April 11, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of March 31, 2017 totaled $103.8 billion. Separate accounts accounted for $51.2 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $52.6 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of March 31, 2017 - ($ Millions)
Global Equity Team
Non-U.S. Growth	25,173
Non-U.S. Small-Cap Growth	880
Global Equity	1,219

U.S. Value Team
U.S. Mid-Cap Value	6,810
Value Equity	2,117

Growth Team
U.S. Mid-Cap Growth	13,543
U.S. Small-Cap Growth	2,164
Global Opportunities	12,030

Global Value Team
Non-U.S. Value	18,581
Global Value	17,545

Emerging Markets Team
Emerging Markets	258

Credit Team
High Income	2,145

Developing World Team
Developing World	1,297

Firm Total	$103,762

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com